Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aileron Therapeutics, Inc. of our report dated March 20, 2023 relating to the financial statements, which appears in Aileron Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 29, 2024